UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2008

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard

Reston, VA 20191

(Address of principal executive offices, including zip code)

703-390-1899

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On April 9, 2008, Amendment Number 3 to Schedule 13D (the “Harbinger Schedule 13D”) was filed with the Securities and Exchange Commission (the “SEC”) by Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”), Harbinger Special Situations Fund, LP (the “Special Fund” and, together with the Master Fund, “Harbinger”) and certain of their affiliates, reporting that as of April 9, 2008, the Master Fund may be deemed the beneficial owner of 20,312,665 shares of voting common stock, par value $0.01 per share (the “Voting Common Stock”), of SkyTerra Communications, Inc. (the “Company”), constituting 47.5% of the outstanding shares of Voting Common Stock, and reporting the beneficial ownership of shares of Voting Common Stock by certain other affiliates of Harbinger.

The following summary of the transactions that may constitute a change in control of the Company is based solely on, and is qualified in its entirety by reference to, the Harbinger Schedule 13D. Other than as described under this Item 5.01, the Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Company.

On April 7, 2008, Harbinger and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC (collectively, the “Apollo Stockholders”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which Harbinger agreed to purchase from the Apollo Stockholders, for an aggregate purchase price of $164,081,290 (the “Purchase Price”):

•	10,224,532 shares of Voting Common Stock (the “Voting Shares”),

•	6,173,597 shares of non-voting common stock, par value $0.01 per share (the “Non-Voting Common Stock”), of the Company (the “Non-Voting Shares”),

•

234,633 Series 1-A Warrants of the Company entitling the holders thereof to purchase a maximum aggregate of 652,711 shares of Voting Common Stock at an exercise price of $20.39 per share, subject to adjustment (the “Series 1-A Warrants”), and

•

9,810,033 Series 2-A Warrants of the Company entitling the holders thereof to purchase a maximum aggregate of 2,560,182 shares of Voting Common Stock at an exercise price of $25.85 per share, subject to adjustment (the “Series 2-A Warrants” and, together with the Series 1-A Warrants, the “Warrants”).

The Purchase Price paid by Harbinger represents a price of (x) $10.00 per share for each share of Voting Common Stock and Non-Voting Common Stock and (y) $100,000.00 in the aggregate for the Warrants. The transactions contemplated by the Securities Purchase Agreement closed on April 9, 2008 (the “Closing Date”). Harbinger funded the Purchase Price from working capital.

On the Closing Date, in exchange for payment of the Purchase Price, the Apollo Stockholders delivered (i) to Harbinger, all instruments necessary to transfer to Harbinger 9,781,707 Voting Shares, the Non-Voting Shares and the Warrants and (ii) to the escrow agent under an escrow agreement (the “Escrow Agreement”), among the Master Fund, the Special Fund, each of the Apollo Stockholders and the escrow agent, certificates representing 442,825 Voting Shares (the “Remaining Shares”), together with instruments necessary for the escrow agent to transfer the Remaining Shares to Harbinger in accordance with the terms of the Securities Purchase Agreement and the Escrow Agreement.

In accordance with the terms of the Securities Purchase Agreement and the Escrow Agreement, the Remaining Shares and any non-cash dividends or other securities or property (other than ordinary cash dividends) delivered to the Escrow Agent as result of any dividend paid on or split, combination or reclassification of the Voting Common Stock or Non-Voting Common Stock (together with the Remaining Shares, the “Escrowed Property”), will be held in escrow from the Closing Date until such time as Harbinger has (i) obtained any necessary approvals from the Federal Communications Commission to acquire the Escrowed Property, and (ii) delivered to the Escrow Agent an opinion of FCC counsel to Harbinger to the effect that the disposition to Harbinger of the Escrowed Property would not violate the Communications Act of 1934 (such time, the “Escrow Break Date”).

Until the Escrow Break Date, (i) title to the Escrowed Property will remain vested solely in the Apollo Stockholders and the Escrowed Property will remain registered on the Company’s books in the name of the Stockholders or their respective nominees, (ii) the Apollo Stockholders will have the right to vote the Remaining Shares and other voting securities included within the Escrowed Property and (iii) the Apollo Stockholders will have the right to receive and retain any cash dividends declared or paid by the Company with respect to the Escrowed Property.

In the Harbinger Schedule 13D, Harbinger disclaims any and all beneficial ownership of the Escrowed Property until such time as the Escrowed Property is transferred and delivered to the Master Fund, the Special Fund or one of their respective affiliates.

The Securities Purchase Agreement requires the Apollo Stockholders to, effective as of the Closing Date, cause (i) the authorized size of the Company’s board of directors (the “Board of Directors”) to be increased from six members to seven members, (ii) each of Andrew D. Africk and Jeffrey Leddy to resign from the Board of Directors and from the board of directors of each subsidiary of the Issuer and to be replaced by Paul S. Latchford, Jr. and Jose A. Cecin, Jr., each designated by Harbinger, and (iii) Alexander H. Good, the Company’s Chief Executive Officer and President, to be elected to the Board of Directors.

The indenture governing the 14% senior secured discount notes due 2013 (the “Notes”) of Mobile Satellite Ventures LP and MSV Finance Co. (together, the “Note Issuers”) requires the Note Issuers to offer to repurchase the Notes following a change of control (as defined in the Note indenture). Effective April 2, 2008, the holders of a majority in aggregate principal amount at maturity of the Notes then outstanding irrevocably waived compliance by the Note Issuers and the Note guarantors with any provisions of the indenture that would, but for such waivers, require the Note Issuers to offer to repurchase or to repurchase any of the Notes due to a change of control caused by the acquisition of beneficial ownership of Voting Common Stock or Non-Voting Common Stock by Harbinger or any of its affiliates. Such waivers by their terms do not apply to any change of control other than a change of control that may be caused by Harbinger’s acquisition of Voting Common Stock or Non-Voting Common Stock as described above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.01 of this Form 8-K, on the Closing Date, pursuant to the Securities Purchase Agreement, (i) the authorized size of the Board of Directors was increased from six members to seven members, (ii) each of Andrew D. Africk and Jeffrey Leddy resigned from the Board of Directors and from the board of directors of each of the Company’s subsidiaries, including Mobile Satellite Ventures GP, Inc. (“MSV”), (iii) Paul S. Latchford, Jr. and Jose A. Cecin, Jr. were elected to the Board of Directors and to the board of directors of each of the Company’s subsidiaries, including MSV and (iv) Alexander H. Good, the Company’s Chief Executive Officer and President, was elected to the Board of Directors.

Neither Mr. Africk nor Mr. Leddy resigned from the Board of Directors or from the board of directors of any of the Company’s subsidiaries because of any disagreement with the Company or its management regarding the Company’s, or any of its subsidiaries’, operations, policies or practices.

There was no arrangement or understanding between Mr. Latchford, Mr. Cecin or Mr. Good and any other person pursuant to which any of them was elected to the Board of Directors or, with respect to Messrs. Latchford and Cecin, the board of directors of any of the Company’s subsidiaries.

There are no related party transactions between Mr. Latchford, Mr. Cecin or Mr. Good and the Company that are required to be disclosed under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended, other than those relating to Mr. Good’s employment as the Company’s Chief Executive Officer and President, which previously have been disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 9, 2008

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ SCOTT MACLEOD
Name:	Scott Macleod
Title:	Executive Vice President and Chief Financial Officer